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                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the use in this Registration Statement on Form S-11 of our report dated November 10, 2005 relating to the consolidated balance sheet of Wells Timber Real Estate Investment Trust, Inc. appearing in the Prospectus, which is part of this Registration Statement.

         We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia

January 27, 2006